ADDENDUM TO AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE

THIS ADDENDUM TO AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE
("Addendum") is executed and effective as of the 9th day of October, 2018 ("Effective Date"), and is entered into by and between ADDvantage Technologies Group, Inc., an Oklahoma corporation ("Seller"), and David Chymiak, an individual residing in Oklahoma ("Buyer"). This Addendum amends that certain Agreement for the Purchase and Sale of Real Estate between Seller and Buyer, dated as of October 5, 2018 (the "Sale Agreement").
WHEREAS, Seller and Buyer desire to amend and restate in its entirety Exhibit B to the Sale Agreement;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that Exhibit B to the Sale Agreement is amended and restated in its entirety to be in the form attached hereto.
Except as amended hereby, the terms of the Sale Agreement remain in full force and effect.
IN WITNESS WHEREOF, the Parties hereto have executed this Addendum to Agreement for the Purchase and Sale of Real Estate as of the Effective Date.

"Buyer" "Seller"

ADDVANTAGE TECHNOLOGIES GROUP, INC.
an Oklahoma corporation
/s/ David Chymiak
David Chymiak
                          By /s/ Scott Francis
                          Printed Name: Scott Francis
                          Title: Chief Financial Officer

Lease Agreement attached to
Addendum to Agreement for the Purchase and Sale of Real Estate

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made as of the___  day of October, 2018 (the  "Effective   Date"),   by  and   between   David   Chymiak,   an  individual   ("Lessor"), and TULSAT, LLC, an Oklahoma limited liability company ("Lessee").

Recitals:

A.	Lessor owns the Premises (hereinafter defined).

B.	Lessor desires to lease the Premises to Lessor, and Lessee desires to lease the same from Lessor upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to the following terms and conditions of this Lease.

ARTICLE I
Premises and Term

1.1
Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, on the terms and conditions herein set forth, that certain premises consisting of two buildings, fixtures and other improvements situated thereon located at 1221 East Houston Street, Broken Arrow, Oklahoma 74012, more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Premises").

1.2
Term. The term of this Lease shall be ten (10) years, commencing on the Effective Date (the "Commencement Date") and terminating at 11:59 P.M. Central Standard Time on the day prior to the tenth (10th) anniversary of the Commencement Date (the "Term").

ARTICLE II
Rent

2.1
Base Rent. Commencing on the Commencement Date and until the expiration of the Term, Lessee shall pay Lessor annual base rent in the amount of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000) (the "Base Rent"), which such Base Rent shall be payable in twelve (12) equal consecutive monthly installments of THIRTY-SEVEN THOUSAND FIVE HUNDRED FIFTY DOLLARS ($37,500) in advance on the first (I5t) day of each month to Lessor at 21553 East Apache Street, Catoosa, Oklahoma 74015. Notwithstanding the foregoing, the first installment of Base Rent shall be delivered to Lessor upon execution of this Lease.

2.2	Additional Rent.

(a)	Definition of Additional Rent. "Additional Rent" shall mean all costs and expenses to be paid by Lessee as additional rent under this Lease as further set forth and described in Sections 2.2, 5.5 and 11.3.

(b)
Additional Rent Based on Real Estate Taxes. As Additional Rent, Lessee shall pay Lessor the annual real estate taxes and assessments assessed and levied against the Premises, on the first (1st) day of each month, in advance, in a sum equal to one- twelfth (1112 th) of the annual real estate taxes and assessments due and payable for the then calendar year. If at a time a payment is required the amount of the real estate taxes and assessments for the then calendar year shall not be known, Lessee shall  pay Lessor, as Additional Rent, one-twelfth (1112th) of the real estate taxes and assessments for the preceding calendar year and upon ascertaining the real estate taxes and assessments for the current calendar year, Lessee shall pay Lessor any difference upon demand, or if Lessee shall be entitled to a credit, Lessor shall credit the excess against the next monthly installment(s) of Additional Rent due, or if at the end of the Term, then paid in full to Lessee. Additional Rent based upon real estate taxes and assessments payable for the first and last years' of the Term shall be adjusted and prorated, so that Lessor shall be responsible for Lessor's prorated share for the period prior to and subsequent to the Term, and Lessee shall pay Lessor its prorated share for the Term. Provided this Lease is not previously cancelled or terminated, and there shall be no Event of Default, or an event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default, then Lessee shall have the right to contest the amount or validity of any real estate tax or assessment assessed and levied against the Premises, or to seek a reduction  in the valuation of the buildings on the Premises assessed for real estate tax purposes, by appropriate proceedings diligently conducted in good faith (the "Tax Appeal"), but only after payment of such taxes and assessments. Except as set forth below, Lessor stall not be required to join in any Tax Appeal. If required by law, Lessor shall, upon written request of Lessee, join in the Tax Appeal or permit the Tax Appeal to be brought in Lessor's name, and Lessor shall reasonably cooperate with Lessee, at the cost and  expense of Lessee. Lessee shall pay any increase that may result in real estate taxes or assessments as a consequence of the Tax Appeal, which payment obligations  shall survive the expiration or earlier termination of this Lease.

(c)
Additional Rent Based Upon Assessments for Public Improvements. As Additional Rent, upon demand, Lessee shall pay Lessor all assessments for public improvements assessed and levied against the Premises. If any assessment for public improvements shall be payable in installments, Lessor shall pay such assessment in the maximum number of installments permitted by law, and Lessee's obligation to pay Additional Rent shall be limited to each installment thereof due and payable during the Term.

(d)	Additional Rent Based Upon Other Sums. Lessee shall pay Lessor, as Additional Rent, all other sums of money on Lessee's part to be paid pursuant to the terms and conditions of this Lease.

(e)	Additional Rent Based Upon Reimbursement to Lessor. If Lessee shall fail after applicable notice and cure periods to comply with or to perform any of the terms or conditions of this Lease, Lessor may (but with no obligation to do so) carry out and perform such terms or conditions, at the expense of Lessee, which expense shall be payable by Lessee, as Additional Rent, within ten (10) days after receipt of written demand of Lessor for reimbursement of such expenses, together with interest at the prime rate of eighteen percent (18%) per annum, which interest shall accrue from the date of Lessor's demand.

(t)             Additional  Rent Based Upon  Late Payment.   In the event  Lessee defaults for more than five (5) days in the payment of monthly installments of Base Rent, any Additional Rent or any of the sums required of Lessee under this Lease, or if Lessee fails to reimburse Lessor for any expenses incurred by Lessor pursuant to this Lease, together with interest, then after ten (10) days written notice to cure, Lessee shall pay Lessor, as Additional Rent, a late charge of five percent (5%) of the rent or expense.

(g)
Additional Rent Based Upon Lessor's Legal Expenses in Enforcing Lease. As Additional Rent, Lessee shall pay Lessor, all reasonable attorneys' fees that may be incurred by Lessor in enforcing Lessee's obligations under this Lease; provided, however, that in the event Lessor commences a suit against Lessee to enforce Lessee's obligations under this Lease, and such suit is tried to conclusion and judgment is entered in favor of Lessee, then in that event Lessee shall not be under any obligation to pay Lessor's attorneys' fees that Lessor may have incurred.

(h)
Taxes of Lessee's Personal Property. Lessee shall be liable for and shall pay not less than ten (10) days before delinquency, all taxes assessed against and levied upon Lessee's property. If any of Lessee's property is taxed or assessed  in connection with the Premises, Lessor may pay the taxing authority all amounts billed to Lessor as a result thereof and Lessor may, but shall have no obligation to, determine the validity of any such assessment or otherwise object thereto. Lessee shall pay all such amounts to Lessor as Additional Rent within ten (10) days after receipt of written demand of Lessor for reimbursement of such expenses, together with interest at the prime rate of eighteen percent (18%) per annum, which interest shall accrue from the date of Lessor's demand.

(i)
Additional Rent Based Upon Taxes Based on Rent. If at any time during the Term, a tax or charge shall be imposed by the State of Oklahoma or the county or municipality in which the Premises is located, pursuant to any future law, which tax or charge shall be based upon the rent due or paid by Lessee to Lessor, then Lessee shall pay Lessor, as Additional Rent, such tax or charge. The foregoing shall not require payment by Lessee of any income taxes assessed against Lessor or of any capital levy, franchise, estate, succession, inheritance or transfer tax due from Lessor.

2.3	Returned Checks. Lessee shall reimburse Lessor for any fees and/or costs incurred by Lessor in connection with the returned checks within five (5) days following Lessor's request therefor.

2.4	Net Lease. Except as otherwise provided herein, it is the intention of the parties that this Lease is a "triple net lease", and Lessor shall receive the Base Rent, Additional Rent and other sums required of Lessee under this Lease, undiminished from all costs, expenses and obligations of every kind relating to Lessee's use and occupancy of the Premises, which shall arise or become due during the Term, all of which shall be paid by Lessee in accordance with the provisions of this Lease.

2.5
No Setoff. Except as otherwise provided herein, Lessee shall pay Lessor all Base Rent, Additional Rent and other sums required of Lessee under this Lease without abatement, deduction or setoff and irrespective of any claim Lessee may have against Lessor.

2.6
Application. No payment by Lessee or receipt by Lessor of an amount less than the Base Rent, Additional Rent, or other sums required of Lessee under the Lease, shall be deemed anything other than a payment on account of the earliest Base Rent, Additional Rent, or other sums due from Lessee under the Lease. No endorsements or statements on any check for the payment of Base Rent, Additional Rent, or other sums required of Lessee under the Lease shall be deemed an accord and satisfaction of Lessor. Lessor may accept any check for payment from Lessee without prejudice to Lessor's right to recover the balance of Base Rent, Additional Rent, or other sums required of Lessee under the Lease or to pursue any other right or remedy provided under this Lease or by applicable law.

ARTICLE III
Use, Care, Maintenance and Repair

3.1
Use of Premises. Lessee shall use and occupy the Premises solely as a warehouse and office for Lessee and Lessee's affiliates (the "Permitted Use"). Lessee shall not use and occupy the Premises for any other purpose whatsoever, without the express written consent of Lessor, which such consent may be withheld in Lessor's sole discretion.

3.2
Condition of the Premises. LESSEE HEREBY ACCEPTS  THE  PREMISES "AS IS," WITH NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY LESSOR AS TO THE CONDITION THEREOF. Lessee shall take good care of the Premises and keep the same neat, clean and free from trash or rubbish at all times. Lessee shall not  commit or allow waste to be committed on the Premises, and Lessee shall not allow any hazardous activity to be engaged in upon the Premises. Lessee shall not cause or allow any nuisance to neighboring businesses or properties to exist on or within the Premises. Lessee shall fully comply with any requirements or notice from any governmental authority having jurisdiction over the Premises in connection with Lessee's use and occupancy thereof, and agrees to indemnify and hold Lessor harmless from any penalties, fines, costs or damages resulting from its failure to do so.

3.3
Lessee's Maintenance Obligations. Except for Lessor's structural repair obligations set forth in Section 3.4 hereof, Lessee shall at all times and at its own expense maintain the Premises, including, but not limited to, all improvements constructed on the Premises, the parking areas, sidewalks and driveways surrounding the Premises, mechanical, electrical, plumbing and HVAC (defined hereinafter) equipment, lighting facilities, sprinkler systems, plate glass and windows, doors, door closures and exterior irrigation systems, in good condition and repair and replace portions thereof, as necessary except as otherwise limited herein. Further, Lessee's maintenance obligations shall include snow and ice removal of the parking areas, driveways, sidewalks and walkways surrounding the Premises. Notwithstanding the foregoing, Lessee shall not be responsible for the major repair or replacement of any mechanical, electrical, plumbing and HVAC (defined hereinafter) equipment, lighting facilities, sprinkler systems, or and exterior irrigation systems unless such repair or replacement be necessitated as a result of the negligence or willful misconduct of Lessee, its affiliates or its or their invitees. As used in this Lease, a "major repair or replacement" shall mean a repair or replacement that involves the payment of more than FIVE THOUSAND AND NOil 00 DOLLARS ($5,000.00) per occurrence.

(a)
HVAC. Maintenance of the heating and air conditioning ("HVAC") equipment servicing the Premises shall be Lessee's sole responsibility throughout the Term. Lessee shall contract with a qualified and licensed HVAC contractor who will inspect and maintain the HVAC on a routine basis. Lessee will provide Lessor copies of the HVAC service contract and routine inspection reports upon demand.  If Lessee fails, at any time during the Term, to execute and maintain a service contract for the HVAC equipment in compliance with this Section 3.3(a), Lessor may contract with a service company of its own choosing and bill Lessee for the cost of the same, plus an administration fee of ten percent (10%) on all HVAC expenses billed to Lessee. Any major repairs and/or replacement of any HVAC components will be Lessor's obligation unless such repair or replacement be necessitated as a result of the negligence or willful misconduct of Lessee, its affiliates or its or their invitees.

(b)
Alarm System. During the Term, Lessee shall contract with a reputable alarm monitoring company to provide alarm monitoring services at the Premises and provide evidence of such contract to Lessor upon demand. If Lessee fails, at any time during the Term, to execute and maintain a service contract for the alarm monitoring services in compliance with this Section 3.3(b), Lessor may contract with a service company of its own choosing and bill Lessee for the cost of the same, plus an administration fee of ten percent (10%) on all alarm service monitoring expenses billed to Lessee.

(c)
Damages Caused by Lessee. Notwithstanding anything contained herein to the contrary, any damage to the Premises caused by Lessee, its members, managers, officers, employees, agents, representatives, guests or invitees, shall be promptly repaired or replaced to its former condition by Lessee, at Lessee's own expense and as required by Lessor in its sole discretion.

(d)
Lessee's Negative Covenants. Lessee shall not injure, deface, permit waste nor otherwise harm any part of the Premises, permit any nuisance at the Premises or permit the emission of any objectionable noise or odor from the Premises.

3.4
Lessor's Maintenance Obligations. Lessor, at Lessor's own expense, shall be responsible for performing all repairs to the roof, foundation, and exterior walls of the Premises and all major repair or replacement of any mechanical, electrical, plumbing and HVAC equipment, lighting facilities, sprinkler systems, or and exterior irrigation systems unless such repair or replacement be necessitated as a result of the negligence or willful misconduct of Lessee, its affiliates or its or their invitees (the "Structural Repairs"). Lessor shall not be responsible for any other repairs to the Premises. Lessor agrees that in the event any Structural Repairs are needed, Lessor shall proceed to complete the Structural  Repairs in the amount of time that is necessary for Lessor, in its reasonable discretion, to complete such  Structural Repairs.

3.5
Surrender of Premises. No act or thing done by Lessor or  any  agent  or employee of Lessor during the Term shall be deemed to constitute an acceptance by Lessor of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Lessor. The delivery of keys to the Premises to Lessor or any agent or employee of Lessor shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Lessor, and notwithstanding such delivery, Lessee shall  be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. Upon the expiration of the Term or earlier termination of this Lease as provided herein, Lessee shall surrender the Premises in the condition it existed on the Effective Date of this Lease, ordinary wear and tear only excepted.

ARTICLE IV
Improvements, Utilities & Signage

4.1
Improvements and Construction. Lessee shall not make any improvements or alterations to the Premises or begin any construction on the Premises without the prior written consent of Lessor, which consent may be withheld in Lessor's sole discretion. Lessee shall bear all costs of any construction on the Premises and hereby agrees that any contractors or subcontractors Lessee hires to construct any improvements or make any alterations to the Premises will be licensed and insured and approved by Lessor prior to the commencement of any construction. Lessee covenants that all such work shall be carried out in accordance with the requirements, orders and limitations of all local, state or federal departments or bureaus having jurisdiction, and upon completion, the Premises shall be in compliance with all governmental requirements for the use which the Lessee may make of them.

4.2
Utilities. Lessee shall arrange for and shall promptly pay as and when due all charges for electricity, water, gas, telephone service, sewer and other utilities furnished to the Premises during the Term. Lessor shall not be liable for any interruption in utility services whatsoever, and Lessee acknowledges that Lessor shall have no liability for any failure or interruption of any utility or service resulting from government imposed restrictions, or utility "blackouts" resulting from a usage overload on the state, county or city electrical grid, and  Lessee shall have no right to a reduction or abatement of Base Rent, Additional Rent or any other sums due hereunder in connection with an interruption of any utility or service.

4.3
Signage. Lessee shall have the right to install, at Lessee's expense, other signage in such form and at such locations on the Premises as Lessor shall deem appropriate. Each such sign Lessee installs shall at all times conform to all applicable rules, regulations, codes and ordinances of any governmental agency having jurisdiction over the Premises. All such signs, including the Approved Signage, shall be removed at the termination of this Lease, at Lessee's own expense.

4.4
Removal. Subject to Lessee's obligation to  remove signs at the termination  of this Lease pursuant to Section 4.3, any addition to or improvement or alteration of the Premises shall be deemed a part thereof and shall belong to Lessor at the expiration of the Term. Lessor shall bear no obligation to reimburse Lessee for the costs and expenses of any alterations and improvements.

4.5
Discharge of Liens. Lessee will not create or permit to be created or to remain, and will promptly discharge, any lien, encumbrance or charge (including without limitation any mechanic's, laborer's or materialman's lien) against the Premises or any part thereof arising from Lessee's actions. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises or any part thereof, Lessee shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise. If Lessee shall fail to effect such discharge within thirty (30) days from notice provided by Lessor, then, in addition to any other available right or remedy, the Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring discharge by deposit or by bonding proceedings, all in accordance with applicable laws. Lessee shall pay all costs and expenses incurred by Lessor in connection therewith, together with interest thereon at eighteen percent (18%) per annum from the date such costs and expenses were incurred.

4.6
Keys and Locks. Lessor shall furnish Lessee two (2) keys for each door entering the Premises. Additional keys may be furnished at a charge by Lessor. All such keys  shall remain the property of Lessor. No additional locks shall be allowed on any door of the Premises without Lessor's prior written consent, and Lessee shall not make or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Premises, and give to Lessor the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Premises.

ARTICLE V
Insurance and Indemnification

5.1
Fire & Casualty Insurance. At all times during the Term, Lessee shall, at its sole expense, obtain and keep in full force and effect an all-risk insurance policy covering the Premises and all improvements located thereon and written by a reputable insurance company reasonably acceptable to Lessor and authorized to do business in the state where the Premises is located in an amount not less than one hundred percent (100%) of the replacement cost of the Premises, including fixtures and any improvements, alterations or additions  to the Premises. Such all-risk insurance coverage which Lessee is obligated to maintain shall be for the benefit of Lessor, as an additional insured and/or loss payee. Deductibles under the all-risk policy shall not exceed $10,000. In the event that the Premises are damaged or destroyed by fire or other casualty insurable under such policy described above and neither party has terminated this Lease, Lessee shall pay or reimburse Lessor for any deductible applicable under such policy upon demand. Such policy shall contain business income/loss of rents coverage for a period of time not less than twelve (12) months following the insured casualty. Further, in no event shall Lessor have any obligation to repair any damage to, or replace any of Lessee's furniture, trade fixtures, equipment or other personal property.

5.2
Liability Insurance. During the Term, Lessee shall, at Lessee's own expense, obtain and keep in force Commercial general liability insurance and personal injury liability insurance, insuring Lessee against liability for injury to persons or damage to property occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof. The minimum acceptable limits of liability are, as follows: $1,000,000 for each occurrence and $2,000,000 aggregate. This insurance shall also name Lessor, its mortgagees, if any, and their respective members, managers, officers, employees, agents and representatives as additional insureds.

5.3	Worker's Compensation. During the Term, Lessee shall, at Lessee's own expense, obtain and keep in force workers' compensation and employer's liability insurance as required by law.

5.4
Other Insurance Policies. During the Term, Lessee shall, at Lessee's own expense, obtain and keep in force business interruption or loss of income insurance in amounts sufficient to insure Lessee's business operations for a period of not less than one (1) year; property insurance covering all of Lessee's personal property, inventory, fixtures, equipment, improvements and furnishings; and any other insurance coverages that Lessor or Lessor's mortgagees may reasonably require.

5.5
Insurance Requirements. Lessee shall also name Lessor (and Lessor's mortgagees, if any and if required by Lessor's mortgagees) an additional insured or loss payee (as applicable) with respect to any insurance policies and shall provide Lessor or its designees upon written request with certificates of insurance or copies of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times. All insurance policies shall provide that coverage may not be canceled or reduced without at least ten (10) days written notice first being given to Lessor. If Lessee shall fail to procure and maintain the insurance required hereunder, Lessor may but shall not be required to procure and maintain the same, and any amounts paid by Lessor for such insurance shall be Additional Rent, which shall be due and payable to Lessor on the next succeeding date on which rent is due.

5.6
Insured Loss; Waiver of Subrogation. Lessor and Lessee agree and covenant that neither shall be liable to the other for loss arising out of damage to or destruction of the Premises or contents thereof when such loss is caused by any perils included within the all-risk insurance policy. This provision shall be binding whether or not such damage or destruction is caused by negligence of either party or their respective members, managers, officers, employees, agents, representatives, guests or invitees. Lessor and Lessee each waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Premises or its contents. The insurance policies obtained by Lessee pursuant to this Lease shall contain endorsements waiving any right of subrogation which the insurer may otherwise have against Lessor.

5.7
Indemnification. Except for the gross negligence or intentional wrongdoing of Lessor, Lessee shall indemnify and hold Lessor, its members, managers, officers, employees, agents and representatives, harmless from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorney's fees, caused by, incurred or resulting from Lessee's use or occupancy of the Premises, by Lessee or any of its guests or invitees. It is expressly understood that Lessee's obligation under this Section 5.7 shall survive the expiration or earlier termination of this Lease for any reason.

ARTICLE VI
Compliance with Laws

6.1
General Compliance with Laws & Requirements. Except as provided herein, Lessee's use of the Premises shall comply with each and every applicable federal, State of Oklahoma, county and municipal statute, ordinance, code, rule, regulation, order, directive or requirement, currently or hereafter existing, including, but not limited to, the Americans with Disabilities Act of 1990 ("ADA") and all environmental laws, together with all amending and successor federal, State of Oklahoma, county and municipal statutes, ordinances, codes, rules, regulations, orders, directives or requirements (the "Requirements").  The failure  to mention any specific statute, ordinance, rule, code, regulation, order, directive or requirement shall not be construed to mean that Lessee was not intended to comply with such statute, ordinance, rule, code, regulation, order, directive or requirement. Because compliance with the ADA  is dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises complies with the ADA or any similar legislation. If, at any time during the Term, modifications or additions are required to be made in order for Lessee's use of the Premises to be in compliance with the ADA, Lessee hereby agrees  to make such modifications and/or additions at Lessee's own expense.

6.2	Environmental Compliance.

(a)
Notice. Lessee shall give notice to Lessor at least seven (7) days in advance of any production, generation, handling, storage, treatment, transportation, disposal, release or removal of any Hazardous Substance from, on or within the Premises, and of any arrangement for transport, disposal, storage or treatment of any Hazardous Substance from, on or within the Premises. As used herein, the term "Hazardous Substance" shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances the use and/or removal of which is restricted, prohibited, regulated or penalized under or pursuant to any applicable environmental, health, safety or similar law, ordinance, order, rule or regulation now or at any time and from time to time. Notwithstanding the foregoing, Lessee may use and store on the Premises de minimis amounts of substances commonly used in the ordinary course of Lessee's business, provided that such use shall be in full compliance with all applicable laws.

(b)
Lessee's Covenants. Lessee covenants, warrants and represents that it will not use or employ all or any portion of the Premises to handle, transport, store, treat or dispose of any Hazardous Substance, whether or not it was generated or produced from, on or within the Premises; and Lessee further covenants, warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable laws.

(c)
Discharge. Lessee shall notify Lessor in writing within two (2) business days of (i) any spill, release, discharge or disposal of any Hazardous Substance in, on or under the Premises or any portion thereof, (ii) any matters where Lessee is required by law to give notice to any governmental or regulatory authority respecting any release of Hazardous Substances at or relating to the Premises, and (iii) any noncompliance by Lessee of any applicable environmental laws or breach by Lessee of the requirements set forth in this Section 6.2.

(d)	Investigation. Lessee shall promptly provide all information and sign all documents reasonably requested by Lessor with respect to compliance with this Section
6.2. Further, Lessor and its representatives shall have reasonable access to the Premises, from time to time, to conduct an environmental assessment, investigation  and/or sampling of the Premises. Upon Lessor's reasonable suspicion that Hazardous Substances have been spilled, released, discharged or disposed of on the Premises, Lessor shall have the right, during the Term and upon the expiration or earlier termination of the Lease, to require that Lessee hire, and in such event Lessee shall, at Lessee's own expense, hire an environmental consultant satisfactory to Lessor to undertake sampling at the Premises sufficient to determine whether Hazardous Substances have been spilled, released, discharged or disposed of on the Premises during the Term.

(e)
Lessor's Right to Perform Lessee's Obligations. In the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, then, at Lessor's reasonable discretion, Lessor shall have the right (but without any obligation to do so), upon notice to Lessee, from time to time, to perform such activities at Lessee's expense, and all reasonable sums incurred by Lessor shall be paid by Lessee, upon demand.

(f)
Indemnity. If the covenants, warranties and representations contained in this Section 6.2 are false or breached, Lessee agrees to defend, indemnify, protect and hold harmless Lessor against any and all Claims (hereinafter defined), that Lessor may be liable for, suffer, incur, or pay by reason of the false or breached covenants, warranties and representations. LESSEE ALSO AGREES TO DEFEND, INDEMNIFY, PROTECT AND HOLD HARMLESS LESSOR AGAINST ANY AND ALL CLAIMS WHICH LESSOR MAY HEREAFTER BE LIABLE FOR, SUFFER, INCUR OR PAY ARISING UNDER ANY APPLICABLE LAW AND RESULTING FROM OR ARISING OUT OF ANY ACT, ACTIVITY, OR VIOLATION OF ANY APPLICABLE LAWS ON THE PART OF LESSEE, ITS AGENTS, EMPLOYEES,. OR ASSIGNS, AND AGAINST ANY AND ALL CLAIMS WHICH LESSOR MAY HEREAFTER BE LIABLE FOR, SUFFER, INCUR OR PAY RESULTING FROM OR ARISING OUT OF ANY HANDLING, STORAGE, TREATMENT, TRANSPORTATION, DISPOSAL, RELEASE OR THREAT OF RELEASE OF HAZARDOUS WASTE  OR HAZARDOUS SUBSTANCES FROM, ON OR WITHIN THE PREMISES.  The liability of Lessee pursuant to this Section 6.2 shall survive the expiration or earlier termination of this Lease.

(g)	Event of Default. Any violation or breach of this Section 6.2 shall be considered an Event of Default.

(h)
Claims. For purposes of this Section 6.2, the term "Claims" shall include and mean all actions, causes of action, whether common law or statutory, remedies, demands, out-of-pocket costs, liabilities, charges, suits, judgments, expense, damage, personal injuries, property damage, incidental or consequential damages, clean-up costs, civil penalties, attorneys' fees, litigation expenses, abatement costs, abatement and corrective injunctive relief, injunctive relief requiring removal and/or remedial action, all costs of removal or remedial action, and damages to natural resources.

(i)
Survival. This Section 6.2 shall survive the expiration or earlier termination of this Lease. Without limiting any other remedy available to Lessor under this Lease or by Requirements, Lessee's failure to abide by the terms of this Section 6.2 shall be restrainable or enforceable, as the case may be, by injunction.

ARTICLE VII
Casualty and Entry & Inspection

7.1
Repair of Damage to Premises by  Lessor.  Lessee shall promptly  notify Lessor of any damage to the Premises resulting from fire or any other casualty. If the Premises shall be damaged by fire or other casualty, Lessor shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Lessor's reasonable control, and subject to all other terms of this Article 7, restore the Premises. Such restoration shall be to substantially the same condition of the Premises and common areas prior to the casualty, except for (a) modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Premises, (b) improvements or alterations of or additions to the Premises made by Lessee during the Term, which were not approved in writing by Lessor and covered by such all-risk insurance policy described in Section 5.1 hereof, or (c) any other modifications to the common areas or parking areas deemed desirable by Lessor. Any other restoration shall be performed by Lessee, at its sole cost and expense, in accordance with the terms of this Lease. Lessor shall not be liable for any inconvenience or annoyance to Lessee or its visitors, or injury to Lessee's business resulting in any way from such damage or the repair thereof. However, if such fire or other casualty shall have damaged the Premises necessary to Lessee's occupancy, Lessor shall allow Lessee a proportionate and equitable abatement of Rent for any portion of the Premises Lessee cannot and does not use, but only to the extent Lessor is reimbursed from the proceeds of loss ofrents insurance purchased by Lessee pursuant to Section 5.1 hereof and to the extent the Premises are materially damaged and unfit for use for the Permitted Use under this Lease, and not actually used by Lessee as a result thereof.

7.2
Option to Repair. Notwithstanding the terms of Section 7.1 hereof, Lessor may elect not to rebuild and/or restore the Premises and instead terminate this Lease by notifying Lessee in writing of such termination within sixty (60) days after the date of casualty with such notice to include a termination date giving Lessee ninety (90) days to vacate the Premises. Lessor's election to restore the Premises shall operate to keep this Lease in full force and effect, but pending restoration of the Premises any rent payable by Lessee shall abate in accordance with Section 7.1 until restoration of the Premises is substantially complete. The term of this Lease shall then be extended for the time it took to substantially restore the Premises.

7.3	Notice of Casualty. If the improvements situated upon the Premises shall be damaged or destroyed at any time, whether covered by insurance or not, Lessee shall give prompt notice thereof to Lessor.

7.4
Entry and Inspection. Lessee shall permit Lessor and its agents to enter the Premises at all reasonable times to inspect the same or to make such repairs as Lessor may elect to make. Lessor shall have such right to fulfill the purpose thereof without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned. In addition, Lessor shall have the right to enter the Premises at any reasonable time within one hundred eighty (180) days of any forthcoming termination hereof for the purpose of offering and showing the Premises for sale or lease to third parties.

ARTICLE VIII
Eminent Domain

8.1
Substantial Taking. If twenty-five percent (25%) or more of the area of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this Lease may, at the election of the Lessee, be terminated, and the consideration given herein shall be abated during the unexpired portion of this Lease, effective on the date physical possession is taken by the condemning authority.

8.2
Partial Taking. If less than twenty-five percent (25%) of the  area  of  the Premises should be taken as aforesaid, this Lease shall not terminate; however, the consideration given hereunder during the unexpired portion of this Lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority, following such partial taking.

8.3
Compensation to Lessor. The entire award of damages or compensation for the property taken or condemned shall belong to and be the property of Lessor, and Lessee hereby assigns to Lessor any and all such award or compensation.

ARTICLE IX
Assignment, Subletting, Attornment, Subordination & Estoppel Certificate

9.1
Assignment By Lessee. Lessee shall not assign or sublease any rights under this Lease to any third party without the prior written consent of Lessor, which such consent may be withheld in Lessor's sole discretion. Regardless of Lessor's consent, no assignment or subletting shall release Lessee from this Lease. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting.

9.2	Assignment By Lessor. Lessor may assign any and all of its rights under this Lease to any third party, without Lessee's consent.

9.3	Attornment. Lessee shall attorn and be bound to any of Lessor's successors under all terms and conditions of this Lease.

9.4
Subordination. This Lease shall be subordinate  to the lien of any mortgage  or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Premises, or any portion thereof, and to any and all advances to be made under such mortgages and all renewals, modifications, extensions, consolidations and replacements thereof. The aforesaid provisions shall be self-operative and no further instrument shall be required to evidence such subordination. Lessee covenants and agrees to execute and deliver upon demand such further instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Lessor and any mortgagees or proposed  mortgagees and hereby irrevocably appoints Lessor the attorney-in-fact of Lessee to execute and deliver such instruments within ten (10) days after written notice to do so.

9.5
Estoppel Certificate. Within ten (10) days after request  by  Lessor,  or in the event that upon any sale, assignment or hypothecation of the Premises, Lessee agrees to deliver a certificate to any proposed mortgagee or purchaser, or to Lessor, certifying that this Lease is unmodified and in full force and effect (or, if modified, that the same is in full force and effect as modified, and stating the modifications), that there are no defenses or offsets thereto and the dates to which rent have been paid and whether there is any breach or default existing under the Lease.

ARTICLEX
Enioyment, Occupation and Security

10.1
Quiet Enjoyment. So long as Lessee shall  pay Base Rent, Additional  Rent and all other sums due from Lessee under this Lease and shall keep and perform all of the terms, covenants, obligations and conditions on its part herein contained, Lessor covenants that, subject to Lessor's rights herein, Lessee shall have the right to the peaceful and quiet occupancy of the Premises.

10.2
Occupation and Abandonment. Lessee agrees not to vacate or abandon the Premises at any time during the Term. Should Lessee vacate or abandon the Premises or be dispossessed by process of law or otherwise, such abandonment, vacation or dispossession shall be a breach of this Lease and, in addition to any other rights which Lessor may have, Lessor may remove any personal property belonging to Lessee which remains on or about the Premises and store the same, for the account of Lessee. Further, Lessor may proceed to dispose  of said personal property either by public or private sale after posting notice of its intent to sell such property for five (5) days upon the front door of the Premises. It is agreed that  Lessor  may be the purchaser of all or a portion of such personal property at such sale. Lessee may redeem said property at any time prior to sale or other disposition thereof upon full payment to Lessor of the reasonable expenses incurred by Lessor taking, holding and preparing the property for sale and  of any amount due from Lessee to Lessor for rent or otherwise. Should said property  be  disposed of by sale or other means, the proceeds shall be applied to satisfy any amount due from Lessee to Lessor for rent or otherwise, and to the reasonable expenses incurred for taking, holding and disposing of said property.

ARTICLE XI

Default and Remedies

11.1	Default. Each of the following events shall be deemed a breach of this Lease and a default by Lessee (each an "Event of Default"):

(a)	Rent. If any Base Rent, Additional Rent or other monetary sum due hereunder remains unpaid for ten (10) days after written notice thereof to Lessee;

(b)
Insolvency. If Lessee becomes insolvent, performs any act of insolvency, is not generally paying its debts as the same become due or files a petition or has a petition filed against it, under any federal bankruptcy code or law, as amended;

(c)	Use of Premises. The Premises shall be used for purposes (i) other than those listed in Section 3.1 hereof or (ii) other than those approved in accordance with Section 3.1 hereof;

(d)	Lien. Lessor shall do or permit to be done anything that creates a lien on the Premises in violation of the terms of Section 4.5 hereof;

(e)	Environmental Compliance. Lessee shall violate the terms, conditions and provisions of Section 6.2 hereof;

(f)	Assignment. Lessee shall assign or sublet the Premises without consent of Lessor pursuant to Section 9.1 hereof;

(g)	Abandonment. If Lessee vacates or abandons the Premises pursuant to Section 10.2;

(h)	Failure to Perform. If Lessee fails to perform any of the terms, covenants, conditions or obligations of this Lease; or

(i)	Other Agreement. If there 1s a breach or default under any other agreement between Lessor and Lessee.

11.2
Cure. If any Event of Default does not involve the payment of Base Rent, Additional Rent or other monetary sum due hereunder, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, is not known to Lessee and is within the reasonable power of Lessee to cure within thirty (30) days after receipt of notice thereof, as determined by Lessor in its reasonable discretion, then such Event of Default shall not constitute a breach or default hereunder, until Lessor shall have given Lessee notice thereof and a period of thirty (30) days shall have elapsed. During such period Lessee may correct or cure such Event of Default, but upon Lessee's failure to accomplish such cure within such period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such Event of Default cannot reasonably be cured within the 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such Event of Default, then Lessee shall after receiving notice specified herein have a reasonable period to cure such Event of Default.

11.3
Remedies upon Default. Upon the occurrence of an Event of Default, and without any notice, except, if applicable, the notice required under certain circumstances by Sections 11.1 and 11.2 above, or such other notice as may be required by law and may not be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, separately, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

(a)	Termination. To terminate this Lease and take possession of the Premises;

(b)
Operate Lessee's Business. To reenter (which reentry shall not operate to terminate this Lease unless Lessor expressly so elects) and take possession of the Premises or any part thereof, any or all personal property or fixtures of Lessee upon the Premises and all franchises, licenses, permits and other rights or privileges of Lessee pertaining to the use and operation of the Premises and to conduct business thereon in the name of Lessor or of Lessee, but for the sole profit and benefit of Lessor and without compensation to Lessee;

(c)
Seize Property; Lien. To seize all personal property, equipment, furniture or fixtures upon the Premises which Lessee owns or in which it has an interest, against which property Lessor shall have a Lessor's lien and continuing security interest, which are hereby granted by Lessee, and to dispose of such property in accordance with laws prevailing at the time and place of such seizure or remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at the cost of Lessee;

(d)
Relet the Premises. To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original term of this Lease), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds of such reletting being applied to the rentals and other sums due from Lessee in such order as Lessor may, in its sole discretion, determine, with Lessee remaining liable for any deficiency;

(e)
Remaining Rent. To declare all Base Rent, Additional Rent and charges due hereunder to be immediately due and payable and thereupon all such amounts due to the end of the Term shall thereupon be accelerated. In the event that any charges due hereunder cannot be exactly determined as of the date of acceleration, the amount of such charges shall be determined by Lessor in a reasonable manner based on historical increases in such charges; or

(f)	Attorney's Fees. To recover from Lessee all expenses, but not limited to including attorney's fees, reasonably paid or incurred by Lessor as a result of such breach or default.

In addition, in the event of any breach or default by Lessee, Lessor may, but shall not be obligated to, immediately or at any time thereafter, and without notice, except as required herein, correct such breach or default (without, however, curing the same) for the account and at the expense of Lessee. Any sum or sums so paid by Lessee, together with interest at the rate of eighteen percent (18%) per annum, and all costs and damages shall be deemed to be Additional Rent hereunder immediately due and payable by Lessee to Lessor.

11.4
Nonwaiver of Default. The subsequent acceptance of  Base  Rent,  Additional Rent or any other sums due from Lessee under this Lease shall not be deemed a waiver of any preceding breach of any obligation by Lessee hereunder (other than Lessee's failure to pay the particular rental so accepted), and the waiver of any breach of any covenant or condition by Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

ARTICLE XII
Miscellaneous

12.1	Time is of the Essence. Time is of the essence in this Lease and all provisions hereof.

12.2
Holding Over. Any holding over after the expiration of the Term, with  the consent of Lessor, shall be construed to be a tenancy from month to month, and shall be on the terms and conditions herein specified, so far as applicable but Base Rent shall be equal to one hundred fifty percent (150%) of that payable at the expiration of this Lease.

12.3
Furniture and Fixtures. All furniture, fixtures and equipment placed in the Premises by Lessee shall remain the property of Lessee, subject to the rights of Lessor as provided by law or this Lease. Lessee may, at the expiration of the term of this Lease, remove such furniture, fixtures and equipment if removal is done so as not to damage the Premises, provided that there are no current defaults in the obligations of Lessee under this Lease which would entitle Lessor to a lien on such furniture, fixtures and equipment.

12.4
No Brokers. Lessor and Lessee each represent and warrant one to the other that neither of them has employed any other broker, realtor or agent in connection with the negotiations of the terms of this Lease or the execution thereof. Lessor and Lessee hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty.

12.5
Confidentiality. Lessee acknowledges that the terms and conditions of this Lease are to remain confidential for Lessor's benefit, and may not be disclosed by Lessee to anyone, by any manner or means, directly or indirectly, without Lessor's prior written consent; provided, however, Lessee may disclose the terms and conditions of this Lease if required by law or court order, and to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Lessee of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Lessee shall be liable for any disclosures made in violation of this Section 12.5 by Lessee or by any entity or individual to whom the terms of and conditions of this Lease were disclosed  or made available by Lessee. The consent by Lessor to any disclosures shall not be deemed to be a waiver on the part of Lessor of any prohibition against any future disclosure.

12.6
Financial Statements. Within ten (10) days following Lessor's written request therefor, Lessee shall deliver to Lessor, the annual and quarterly financial statements of Lessee for the most recent fiscal year and quarter, which financial statements shall be prepared in accordance with generally accepted accounting principles ("GAAP") (or in accordance with a method other than GAAP, provided that such financial statements fully and accurately reflect the financial condition of Lessee (or Guarantor, as the case may be), and the actual method of preparation is fully disclosed in writing), certified as to accuracy and completeness by Lessee's manager, president or chief financial officer.

12.7
Rules and Regulations. Lessee and its members, managers, officers, employees, agents, representatives, guests and invitees shall observe faithfully and comply with any and all reasonable and non-discriminatory rules and regulations, if any, governing the Premises, which may be prescribed from time to time by Lessor, in Lessor's reasonable discretion. Lessor agrees to provide a copy of any rules and regulations to Lessee upon their adoption by Lessor, including any amendments or modifications thereto. Upon receipt of such rules and regulations, or amendments or modifications, thereto, Lessee agrees to carry out, observe and comply with the same.

12.8
Force Maieure. Whenever a period of time is herein prescribed for action to be taken by Lessor or Lessee, Lessor or Lessee shall not be liable or responsible for and there shall be excluded from the computation of any such period of time, any delays due to Force Majeure Events. As used herein, the term "Force Majeure Events" means actual delays caused by unusually adverse weather conditions, fire, or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections, ware or any other unforeseen circumstances or events beyond the control of Lessor or Lessee (except financial circumstances or events or matters which may be resolved by the payment of money); provided, however, no delay shall suspend or abate any obligation of Lessee to pay Base Rent, Additional Rent or any other sums due from Lessee under this Lease.

12.9
Limitation on Lessor's Liability. LESSEE AGREES THAT IT SHALL LOOK ONLY TO THE PREMISES IN SEEKING TO ENFORCE ANY OBLIGATIONS OR LIABILITIES WHATSOEVER OF LESSOR UNDER THIS LEASE OR TO SATISFY A JUDGEMENT (OR ANY OTHER CHARGE, DIRECTIVE OR ORDER) OF ANY KIND AGAINST LESSOR. LESSOR SHALL NOT LOOK TO THE PROPERTY OR ASSETS OF ANY OF THE MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF LESSOR IN SEEKING TO ENFORCE ANY OBLIGATIONS OR LIABILITIES WHATSOEVER OF LESSOR UNDER THIS LEASE OR TO SATISFY A JUDGMENT (OR ANY OTHER CHARGE, DIRECTIVE OR ORDER) OF ANY KIND AGAINST LESSOR, AND IN NO EVENT SHALL ANY DEFICIENCY JUDGMENT BE SOUGHT OR OBTAINED AGAINST LESSOR. NO PERSON OR LEGAL ENTITY  WHO OR WHICH IS A MEMBER, MANAGER, OFFICER, EMPLOYEE, AGENT OR REPRESENTATIVE OF LESSOR SHALL BE PERSONALLY LIABLE FOR ANY

OBLIGATIONS OR LIABILITIES OF LESSOR UNDER THIS LEASE. LESSOR SHALL IN NO EVENT EVER BE LIABLE FOR ANY PUNITIVE DAMAGES, CONSEQUENTIAL DAMAGES, SPECIAL DAMAGES OR BUSINESS LOSSES.

12.10
Lessor's Performance of Lessee's Obligations. The performance by Lessor of any obligation required of Lessee under this Lease shall not be construed to modify this Lease, nor shall it create any obligation on the part of Lessor with respect to any performance required of Lessee under this Lease, whether Lessor's performance was undertaken with the knowledge that Lessee was obligated to perform, or whether Lessor's performance was undertaken as a result of mistake or inadvertence.

12.11
Relationship of Parties. The relationship of the parties hereto is strictly that of Lessor and Lessee; Lessor has no ownership in Lessee's enterprise and this Lease shall not be construed as a joint venture or partnership. Lessee is not and shall not be deemed to be agent or representative of Lessor.

12.12
Notices. All notices to be given hereunder shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, or sent by overnight delivery, and addressed as follows:

If to Lessor:           David Chymiak
              21553 E. Apache St.
              Catoosa, OK 74015

With a copy to:      Barber & Bartz, P.C.
       525 S. Main St., Ste. 800

 Tulsa, Oklahoma 74103
       Attn: Ron B. Barber, Esq.

If to Lessee:        Tulsat, LLC
                1221 E. Houston
                                            Broken Arrow, OK 74012
                Attn: Scott Francis

With a copy to:       Hall Estill
       320 South Boston, Suite 200
       Tulsa, Oklahoma 74103
       Attn: Del Gustafson, Esq.

Notices shall be deemed delivered when deposited in the United States mail, as above provided. Change of address by either party must be by notice to the other in the same manner as above specified.

12.13	Captions. The captions in this Lease are for convenience only and shall not in any way limit or be utilized to construe or interpret the terms and provisions hereof.

18
12.14
Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the State of Oklahoma. All disputes arising under this Lease shall be adjudicated in the courts of sitting in Tulsa County, Oklahoma, and in furtherance of this provision the parties hereby waive any objection to such jurisdiction and venue.

12.15
Binding Effect. All the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto; provided that nothing in this Section 12.15 shall be deemed to permit any assignment, subletting, occupancy or use contrary to any other provisions hereof.

12.16	Entire Agreement. This Lease and the covenants and conditions contained herein represent the full and complete agreement of the parties hereto.

12.17	Modification. Neither this Lease, nor any of its provisions, may be modified except by a written instrument signed by both parties hereto.

12.18
Attorney Fees. In the event any dispute  between  the parties  results in litigation to enforce the terms of this Lease, the prevailing party in litigation shall be entitled, in addition to all other remedies provided under this Lease or by law, to recover from the non-prevailing party any and all costs and expenses, including, without limitation, reasonable attorney fees.

12.19
Severability. In the event that any provision or section of this Lease is rendered invalid by the decision of any court or by the enactment of any law, ordinance or regulation, such provision of this Lease shall be deemed to have never been included therein and the balance of this Lease shall continue in effect in accordance with its terms.

12.20
Interpretation. In interpreting any provision of this Lease, no weight shall be given to nor shall any construction or interpretation be influence by the fact that counsel  of one of the parties drafted this Lease, each party recognizing that it and its own counsel have had an opportunity to review this Lease, have contributed to the final form of this Lease.

12.21	No Recordation. Neither Lessor nor Lessee may record this Lease nor a short- form memorandum thereof.

12.22
Authority. Lessor and Lessee have the legal right, power and authority to enter into this Lease. Each party's execution, delivery and performance of this Lease has been duly authorized, and no other action is requisite to the valid and binding execution, delivery and performance of this Lease, except as expressly set forth herein.

12.23
Counterparts. This Lease may be executed in one or more original, facsimile and/or ".PDF" counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been executed by each of the parties and delivered to the other parties hereto.

[Remainder intentionally left blank.]
[Signature page follows.]

IN WITNESS WHEREOF, the Lessor and Lessee have executed this Lease as of the Effective Date.

"Lessor" "Lessee"

David Chymiak,                         TULSAT, LLC,
an individual                            an Oklahoma limited liability company

   ___________________                      By: ______________________
David Chymiak                         Printed  Name: _____________
                                 Title: _____________________

Exhibit "A"

Premises

Lot One (1), Block One (1), EVANS COMPLEX, a subdivision in the East Half (E/2) of the Northwest Quarter (NW/4) of Section Thirteen (13), Township Eighteen (18) North, Range Fomieen (14) East, in the City of Broken Arrow, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.